ELEVATE CREDIT ANNOUNCES SECOND QUARTER 2020 RESULTS1
2020 Second Quarter Net Income From Continuing Operations
Up 92% From Prior Year

FORT WORTH, TX - August 6, 2020 - Elevate Credit, Inc. (NYSE: ELVT) (“Elevate” or the “Company”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, today announced results for the second quarter ended June 30, 2020.

“I am pleased with our strong bottom line performance this quarter, which can in large part be attributed to our ability to move quickly and add consumer friendly features," said Elevate CEO Jason Harvison. “We also made several difficult decisions, including our exit of the UK market, and implemented our operating expense reduction plan in the U.S. While the pandemic has affected our loan and revenue growth in 2020, I am very confident in Elevate's market position and ability to drive future growth."

The Company announced on June 29, 2020 that its UK subsidiary, Elevate Credit International Limited, ("ECIL") would cease operations in the UK. The ECIL board of directors placed ECIL in administration under the UK Insolvency Act 1986 and appointed insolvency practitioners from KPMG LLP to take control and management of the UK business. Elevate has deconsolidated ECIL as of June 29, 2020 and has presented ECIL as discontinued operations starting in the second quarter of 2020.
Second Quarter 2020 Financial Results2

•
Net income: Net income for the three months ended June 30, 2020 totaled $8.6 million, up $2.8 million compared to $5.8 million in net income in the second quarter of 2019. Fully diluted earnings per share for the second quarter of 2020 totaled $0.20, an increase from $0.13 per fully diluted share a year ago. Net income from continuing operations for the second quarter of 2020 (excluding the net loss from the discontinued operations of ECIL) totaled $16.1 million, an increase of $7.7 million, or 92%, compared to $8.4 million in the second quarter of 2019.

•
Adjusted earnings: Excluding an after-tax increase of $1.0 million in a non-operating loss related to a legal matter and the discontinued ECIL operations, adjusted earnings were $17.1 million for the three months ended June 30, 2020, up $8.7 million from $8.4 million in the second quarter of 2019. Adjusted diluted earnings per share for the second quarter of 2020 totaled $0.40 per fully diluted share, a 110% increase from $0.19 per fully diluted share in the second quarter of 2019. See "Non-GAAP Financial Measures" for a reconciliation of the non-GAAP measures of adjusted earnings and adjusted diluted earnings per share.

__________________________
1 Second quarter 2020 and the first six months of 2020 results and comparable periods are presented on a continuing operations basis and exclude the results of discontinued operations in the UK. Elevate exited the UK market in the second quarter of 2020.
2Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable - principal, combined loans receivable, combined loan loss reserve, adjusted earnings and adjusted diluted earnings per share are non-GAAP financial measures. These terms are defined elsewhere in this release. Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

•
Revenue: Revenues decreased during the second quarter of 2020 to $118.0 million compared to $150.4 million for the second quarter of 2019. The decrease in revenue is attributable to reductions in loan origination volume and lower effective APRs for the loan portfolio due to the economic crisis created by the COVID-19 pandemic beginning in March 2020.

•	Combined loans receivable - principal: Combined loans receivable - principal totaled $413.7 million at June 30, 2020, a decrease of $140 million, or 25.3%, from $553.7 million at June 30, 2019.

•
Credit quality: The combined loan loss reserve at June 30, 2020 totaled $60.6 million, or 14% of combined loans receivable compared to 12% a year ago. Combined loans receivable - principal that were past due at the end of the second quarter of 2020 totaled 5%, down from 9% a year ago.

•
Adjusted EBITDA: Adjusted EBITDA totaled $45.2 million in the second quarter of 2020, up 31.2% from $34.4 million in the second quarter of 2019. The Adjusted EBITDA margin for the second quarter of 2020 was 38.3%, up from 22.9% in the prior-year quarter.

Year-to-date 2020 Financial Results2

•
Net income: Net income for the six months ended June 30, 2020 totaled $3.6 million, down $15.5 million compared to $19.1 million for the first half of 2019. Fully diluted earnings per share for the first half of 2020 totaled $0.09, a decrease from $0.43 per fully diluted share for the first six months of 2019. Net income from continuing operations for the six months ended June 30, 2020 (excluding the net loss from the discontinued operations of ECIL) totaled $24.0 million, an increase of $4.7 million, or 24%, compared to $19.3 million in the first half of 2019.

•
Adjusted earnings: Adjusted earnings were $28.1 million for the six months ended June 30, 2020, up $8.8 million from $19.3 million in the prior year period. Adjusted diluted earnings per share for the six months ended June 30, 2020 totaled $0.65, a 48% increase from $0.44 per fully diluted share in the first half of 2019. See "Non-GAAP Financial Measures" for a reconciliation of the non-GAAP measures of adjusted earnings and adjusted diluted earnings per share.

•
Revenue: Revenues decreased 9.7% for the six months ended June 30, 2020 totaling $280.5 million compared to $310.4 million for the six months ended June 30, 2019. The decrease in revenue is attributable to reductions in loan origination volume and lower effective APRs for the loan portfolio due to the economic crisis created by the COVID-19 pandemic beginning in March 2020.

•
Adjusted EBITDA: Adjusted EBITDA totaled $80.1 million for the six months ended June 30, 2020, up 5.9% from $75.7 million in the first half of 2019. The Adjusted EBITDA margin for the six months ended June 30, 2020 was 28.6%, up from 24.4% in the prior-year period.

Impact of COVID-19 on Credit Quality

The Company and the bank originators it supports have expanded their payment flexibility programs to allow customers to extend their next payment. As of June 30, 2020, 12.5% of customers have been provided relief through a COVID-19 payment deferral program for a total of $50.7 million in loans with deferred payments. Both the Company and the bank originators are closely monitoring the performance of the payment deferral program and key credit quality indicators such as payment defaults, continued payment deferrals, and line of credit utilization. The Company and the bank originators it supports have implemented underwriting changes to address credit risk associated with loan originations during the economic crisis created by the COVID-19 pandemic and have seen reduced loan origination applications and loan origination volume since the beginning of the pandemic in March 2020.

Operating Expense Reduction Plan Implemented

The Company implemented an operating expense reduction plan in response to the impact of the COVID-19 pandemic on the loan portfolio. The Company has completed the following actions under its operating expense reduction plan:

•	Reduction of its U.S. workforce by approximately 17% effective July 8, 2020;

•	Suspension of its 2020 short-term incentive plan (bonus pool) effective as of June 30, 2020;

•	Reduction of executive salaries and board compensation beginning July 2020; and

•	Elimination of discretionary operating expense items and renegotiated terms with key vendors.

Liquidity and Capital Resources
The Company paid down its debt facilities by approximately $87.5 million during the first half of 2020 ($103.8 million including the discontinued operations of ECIL).

Although the Company deconsolidated ECIL as of June 30, 2020, it still guarantees the repayment of ECIL's outstanding debt, which was approximately £10.2 million as of June 30, 2020. The Company believes ECIL will be able to repay their debt from the liquidation of ECIL's remaining assets.

Interest expense in the second quarter of 2020 declined to $12.2 million as compared to $16.9 million in the second quarter of 2019. This decrease resulted from a lower cost of funds related to the amendment of the debt facilities in February 2019, which decreased to approximately 10.5% in the second quarter of 2020, versus 13.8% in the second quarter of 2019, respectively.

During the second quarter of 2020, the Company purchased $3.8 million of common shares under the Company's previously approved common stock repurchase program.

The Company is continuing to assess its minimum cash and liquidity requirements and implementing measures to ensure that its strong liquidity position is maintained through the current economic cycle. As of June 30, 2020, the Company is in compliance with all debt facility covenants.

Financial Outlook

As previously announced, the Company withdrew its full-year 2020 earnings guidance due to the uncertain impact on our business and results of operations resulting from the COVID-19 pandemic.

Conference Call

The Company will host a conference call to discuss its second quarter 2020 financial results on Thursday, August 6, at 4:00pm Central Time / 5:00pm Eastern Time. Interested parties may access the conference call live over the phone by dialing 1-866-269-4260 (domestic) or 1-929-477-0591 (international) and requesting the Elevate Credit Second Quarter 2020 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live through Elevate’s website at http://www.elevate.com/investors.
An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on August 20, 2020, and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 8266199, or by accessing Elevate’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: the Company's ability to drive future growth; the Company's expectations with regard to ECIL's repayment of its outstanding debt obligations; our expectations regarding the underwriting changes implemented by us and the bank originators we support to address credit risk associated with loan originations during the economic crisis created by the COVID-19 pandemic; and our plans with respect to assessing minimum cash and liquidity requirements and implementing measures to ensure that our strong liquidity position is maintained through the current economic cycle. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the effect of the COVID-19 pandemic and various policies being implemented to prevent its spread on the Company's business, financial condition and results of operations; the Company’s limited operating history in an evolving industry; the Company’s ability to grow revenue and maintain or achieve consistent profitability in the future; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's most recent Annual Report on Form 10-K, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Elevate
Elevate (NYSE: ELVT), together with the banks that license its marketing and technology services, has originated $8.5 billion in non-prime credit to more than 2.5 million non-prime consumers to date and has saved its customers more than $7.3 billion versus the cost of payday loans. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s suite of groundbreaking credit products includes RISE, Elastic and Today Card. For more information, please visit http://www.elevate.com.

Investor Relations:

Solebury Trout
Sloan Bohlen, (817) 928-1646
investors@elevate.com

or

Media Inquiries:

Solebury Trout
Lisa Wolford, (917) 846-0881
lwolford@soleburytrout.com

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Income Statements
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except share and per share amounts)	2020	2019	2020	2019
Revenues	$117,991	$150,374	$280,458	$310,440
Cost of sales:
Provision for loan losses	41,477	68,282	120,052	143,637
Direct marketing costs	344	11,074	11,313	18,271
Other cost of sales	1,607	2,508	4,277	4,786
Total cost of sales	43,428	81,864	135,642	166,694
Gross profit	74,563	68,510	144,816	143,746
Operating expenses:
Compensation and benefits	16,844	21,938	40,318	44,139
Professional services	8,471	7,686	16,397	15,864
Selling and marketing	904	1,460	1,858	2,552
Occupancy and equipment	4,843	4,013	9,479	7,835
Depreciation and amortization	4,529	3,955	8,825	7,811
Other	907	1,505	1,978	2,622
Total operating expenses	36,498	40,557	78,855	80,823
Operating income	38,065	27,953	65,961	62,923
Other expense:
Net interest expense	(12,177)	(16,936)	(25,833)	(34,936)
Non-operating loss	(1,422)	—	(5,685)	—
Total other expense	(13,599)	(16,936)	(31,518)	(34,936)
Income from continuing operations before taxes	24,466	11,017	34,443	27,987
Income tax expense	8,373	2,634	10,428	8,649
Net income from continuing operations	16,093	8,383	24,015	19,338
Net loss from discontinued operations	(7,540)	(2,611)	(20,373)	(208)
Net income	$8,553	$5,772	$3,642	$19,130

Basic earnings per share
Continuing operations	$0.38	$0.19	$0.56	$0.44
Discontinued operations	(0.18)	(0.06)	(0.47)	—
Basic earnings per share	$0.20	$0.13	$0.09	$0.44

Diluted earnings per share
Continuing operations	$0.38	$0.19	$0.56	$0.44
Discontinued operations	(0.18)	(0.06)	(0.47)	(0.01)
Diluted earnings per share	$0.20	$0.13	$0.09	$0.43

Basic weighted average shares outstanding	42,182,412	43,681,159	42,673,879	43,514,862
Diluted weighted average shares outstanding	42,511,808	44,291,816	43,090,730	44,142,947

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	June 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents*	$167,735	$71,215
Restricted cash	2,135	2,235
Loans receivable, net of allowance for loan losses of $59,438 and $79,912, respectively*	373,024	542,073
Prepaid expenses and other assets*	9,492	6,737
Operating lease right of use assets	9,286	10,191
Receivable from CSO lenders	3,854	8,696
Receivable from payment processors*	6,603	8,681
Deferred tax assets, net	22,887	8,784
Property and equipment, net	36,686	35,944
Goodwill, net	6,776	6,776
Intangible assets, net	1,193	1,253
Assets from discontinued operations	—	81,002
Total assets	$639,671	$783,587

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities*	$25,404	$38,679
Operating lease liabilities	13,207	14,352
Income taxes payable	235	—
Deferred revenue*	5,310	12,087
Notes payable, net*	438,174	525,439
Liabilities from discontinued operations	1,209	36,541
Total liabilities	483,539	627,098
COMMITMENTS, CONTINGENCIES AND GUARANTEES
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	18	18
Additional paid-in capital	198,188	193,061
Treasury stock	(7,955)	(3,344)
Accumulated deficit	(34,119)	(34,342)
Accumulated other comprehensive income	—	1,096
Total stockholders’ equity	156,132	156,489
Total liabilities and stockholders’ equity	$639,671	$783,587

* These balances include certain assets and liabilities of variable interest entities (“VIEs”) that can only be used to settle the liabilities of that respective VIE. All assets of the Company are pledged as security for the Company’s outstanding debt, including debt held by the VIEs.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings, adjusted diluted earnings per share, combined loans receivable - principal, combined loans receivable and combined loan loss reserve.

Adjusted Earnings Measures

In addition to the financial information prepared in accordance with GAAP, Elevate uses certain non-GAAP measures such as “Adjusted EBITDA”, "Adjusted EBITDA margin", "Adjusted earnings", and "Adjusted diluted earnings per share" (collectively, "Adjusted Earnings Measures") in assessing its operating performance. Elevate believes these non-GAAP measures are appropriate measures to be used in evaluating the performance of its business.

Elevate defines Adjusted EBITDA as net income from continuing operations excluding the impact of income tax expense, non-operating loss, net interest expense, share-based compensation expense and depreciation and amortization expense. Elevate defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Elevate defines Adjusted earnings as net income from continuing operations excluding the impact of a contingent loss related to a legal matter (tax effected). Elevate defines Adjusted diluted earnings per share as Adjusted earnings divided by Diluted weighted average shares outstanding.

Management believes that Adjusted Earnings Measures are useful supplemental measures to assist management and investors in analyzing the operating performance of the business and provide greater transparency into the results of operations of our core business. Management uses these non-GAAP financial measures frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Elevate’s core operating performance. Elevate includes these non-GAAP financial measures in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.

Adjusted Earnings Measures should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP. Management's use of Adjusted Earnings Measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect expected cash capital expenditure requirements for such replacements or for new capital assets;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; and

•
Adjusted EBITDA does not reflect interest associated with notes payable used for funding customer loans, for other corporate purposes or tax payments that may represent a reduction in cash available to the Company.

Additionally, Elevate’s definition of Adjusted Earnings Measures may not be comparable to similarly titled measures reported by other companies.

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to Elevate’s net income from continuing operations for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2020	2019	2020	2019
Net income from continuing operations	$16,093	$8,383	$24,015	$19,338
Adjustments:
Net interest expense	12,177	16,936	25,833	34,936
Share-based compensation	2,599	2,510	5,347	4,922
Depreciation and amortization	4,529	3,955	8,825	7,811
Non-operating loss	1,422	—	5,685	—
Income tax expense	8,373	2,634	10,428	8,649
Adjusted EBITDA	$45,193	$34,418	$80,133	$75,656

Adjusted EBITDA margin	38.3%	22.9%	28.6%	24.4%

Adjusted earnings and adjusted diluted earnings per share

For the three and six months ended June 30, 2020, the Company recognized $1.4 million and $5.7 million, respectively, of charges related to a contingent loss on a legal matter in Non-operating loss. The following table presents a reconciliation of Net income from continuing operations and diluted earnings per share to Adjusted earnings and Adjusted diluted earnings per share, which excludes the impact of the contingent loss.

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands except per share amounts)	2020	2019	2020	2019
Net income from continuing operations	$16,093	$8,383	$24,015	$19,338
Impact of contingent loss related to a legal matter	1,422	—	5,685	—
Cumulative tax effect of adjustments	(395)	—	(1,580)	—
Adjusted earnings	$17,120	$8,383	$28,120	$19,338

Diluted earnings per share	$0.38	$0.19	$0.56	$0.44
Impact of contingent loss related to a legal matter	0.03	—	0.13	—
Cumulative tax effect of adjustments	(0.01)	—	(0.04)	—
Adjusted diluted earnings per share	$0.40	$0.19	$0.65	$0.44

Supplemental Schedules

Revenue by Product

	Three Months Ended June 30, 2020
(Dollars in thousands)	Rise (1)	Elastic (2)	Total
Average combined loans receivable – principal(3)	$273,898	$192,796	$466,694
Effective APR	110%	88%	101%
Finance charges	$75,533	$42,270	$117,803
Other	9	179	188
Total revenue	$75,542	$42,449	$117,991

	Three Months Ended June 30, 2019
(Dollars in thousands)	Rise (1)	Elastic (2)	Total
Average combined loans receivable – principal(3)	$287,073	$243,691	$530,764
Effective APR	126%	98%	113%
Finance charges	$90,384	$59,317	$149,701
Other	385	288	673
Total revenue	$90,769	$59,605	$150,374

	Six Months Ended June 30, 2020
(Dollars in thousands)	Rise (1)	Elastic (2)	Total
Average combined loans receivable – principal(3)	$306,581	$218,351	$524,932
Effective APR	117%	93%	107%
Finance charges	$179,038	$100,844	$279,882
Other	108	468	576
Total revenue	$179,146	$101,312	$280,458

	Six Months Ended June 30, 2019
(Dollars in thousands)	Rise (1)	Elastic (2)	Total
Average combined loans receivable – principal(3)	$288,941	$254,980	$543,921
Effective APR	129%	98%	115%
Finance charges	$185,269	$124,050	$309,319
Other	737	384	1,121
Total revenue	$186,006	$124,434	$310,440

(1)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

(2)	Includes immaterial balances related to the Today Card.

(3)
Average combined loans receivable - principal is calculated using daily principal balances. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Loan Loss Reserve by Product

	Three Months Ended June 30, 2020
(Dollars in thousands)	Rise	Elastic (1)	Total
Combined loan loss reserve(2):
Beginning balance	$51,707	$26,053	$77,760
Net charge-offs	(38,100)	(20,543)	(58,643)
Provision for loan losses	27,007	14,470	41,477
Ending balance	$40,614	$19,980	$60,594
Combined loans receivable(2)(3)	$260,384	$179,500	$439,884
Combined loan loss reserve as a percentage of ending combined loans receivable	16%	11%	14%
Net charge-offs as a percentage of revenues	50%	48%	50%
Provision for loan losses as a percentage of revenues	36%	34%	35%

	Three Months Ended June 30, 2019
(Dollars in thousands)	Rise	Elastic (1)	Total
Combined loan loss reserve(2):
Beginning balance	$39,350	$28,341	$67,691
Net charge-offs	(40,970)	(27,131)	(68,101)
Provision for loan losses	43,013	25,269	68,282
Ending balance	$41,393	$26,479	$67,872
Combined loans receivable(2)(3)	$324,620	$258,200	$582,820
Combined loan loss reserve as a percentage of ending combined loans receivable	13%	10%	12%
Net charge-offs as a percentage of revenues	45%	46%	45%
Provision for loan losses as a percentage of revenues	47%	42%	45%

(1)	Includes immaterial balances related to the Today Card.

(2	Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

(3)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

Loan Loss Reserve by Product, Continued

	Six Months Ended June 30, 2020
(Dollars in thousands)	Rise	Elastic (1)	Total
Combined loan loss reserve(2):
Beginning balance	$52,099	$29,893	$81,992
Net charge-offs	(93,061)	(48,389)	(141,450)
Provision for loan losses	81,576	38,476	120,052
Ending balance	40,614	19,980	60,594
Combined loans receivable(2)(3)	$260,384	$179,500	$439,884
Combined loan loss reserve as a percentage of ending combined loans receivable	16%	11%	14%
Net charge-offs as a percentage of revenues	52%	48%	50%
Provision for loan losses as a percentage of revenues	46%	38%	43%

	Six Months Ended June 30, 2019
(Dollars in thousands)	Rise	Elastic (1)	Total
Combined loan loss reserve(2):
Beginning balance	$50,597	$36,050	$86,647
Net charge-offs	(98,010)	(64,402)	(162,412)
Provision for loan losses	88,806	54,831	143,637
Ending balance	41,393	26,479	67,872
Combined loans receivable(2)(3)	$324,620	$258,200	$582,820
Combined loan loss reserve as a percentage of ending combined loans receivable	13%	10%	12%
Net charge-offs as a percentage of revenues	53%	52%	52%
Provision for loan losses as a percentage of revenues	48%	44%	46%

(1)	Includes immaterial balances related to the Today Card.

(2	Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

(3)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

Customer Loan Data by Product

	Three Months Ended June 30, 2020
	Rise	Elastic (1)	Total
Beginning number of combined loans outstanding	142,633	138,853	281,486
New customer loans originated	627	2,188	2,815
Former customer loans originated	7,593	9	7,602
Attrition	(43,728)	(25,931)	(69,659)
Ending number of combined loans outstanding	107,125	115,119	222,244
Customer acquisition cost	$306	$69	$122
Average customer loan balance	$2,249	$1,501	$1,862

	Three Months Ended June 30, 2019
	Rise	Elastic (1)	Total
Beginning number of combined loans outstanding	125,021	145,760	270,781
New customer loans originated	30,177	13,826	44,003
Former customer loans originated	18,850	18	18,868
Attrition	(38,277)	(17,043)	(55,320)
Ending number of combined loans outstanding	135,771	142,561	278,332
Customer acquisition cost	$243	$271	$252
Average customer loan balance	$2,253	$1,738	$1,989

	Six Months Ended June 30, 2020
	Rise	Elastic (1)	Total
Beginning number of combined loans outstanding	152,435	149,524	301,959
New customer loans originated	25,040	13,525	38,565
Former customer loans originated	24,149	140	24,289
Attrition	(94,499)	(48,070)	(142,569)
Ending number of combined loans outstanding	107,125	115,119	222,244
Customer acquisition cost	$309	$265	$293

	Six Months Ended June 30, 2019
	Rise	Elastic (1)	Total
Beginning number of combined loans outstanding	142,758	166,397	309,155
New customer loans originated	47,542	18,664	66,206
Former customer loans originated	36,641	27	36,668
Attrition	(91,170)	(42,527)	(133,697)
Ending number of combined loans outstanding	135,771	142,561	278,332
Customer acquisition cost	$276	$277	$276

(1)	Includes immaterial balances related to the Today Card.

Combined Loan Information
The Elastic line of credit product is originated by a third-party lender, Republic Bank, which initially provides all of the funding for that product. Republic Bank retains 10% of the balances of all of the loans originated and sells a 90% loan participation in the Elastic lines of credit to a third party SPV, Elastic SPV, Ltd. Elevate is required to consolidate Elastic SPV, Ltd. as a variable interest entity under GAAP and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 90% of Elastic lines of credit originated by Republic Bank and sold to Elastic SPV, Ltd.
Beginning in the fourth quarter of 2018, the Company also licensed its Rise installment loan brand to a third-party lender, FinWise Bank, which originates Rise installment loans in eighteen states. FinWise Bank initially provides all of the funding and retains a percentage of the balances of all of the loans originated and sells the remaining loan participation in those Rise installment loans to a third party SPV, EF SPV, Ltd. Prior to August 1, 2019, FinWise Bank retained 5% of the balances, and sold a 95% participation to EF SPV, Ltd. Starting August 1, 2019, the participation percentage changed to 96%. Elevate is required to consolidate EF SPV, Ltd. as a variable interest entity under GAAP and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 96% of Rise installment loans originated by FinWise Bank and sold to EF SPV, Ltd.
Elevate defines combined loans receivable - principal as loans owned by the Company plus loans originated and owned by third-party lenders pursuant to our CSO programs. In Texas, the Company does not make Rise loans directly, but rather acts as a Credit Services Organization (which is also known as a Credit Access Business), or, “CSO,” and the loans are originated by an unaffiliated third party. There are no new loan originations in Ohio commencing in April 2019, but the Company continues to have obligations as the CSO until the wind-down of this portfolio is complete. Elevate defines combined loan loss reserve as the loan loss reserve for loans owned by the Company plus the loan loss reserve for loans originated and owned by third-party lenders and guaranteed by the Company. The information presented in the tables below on a combined basis are non-GAAP measures based on a combined portfolio of loans, which includes the total amount of outstanding loans receivable that the Company owns and that are on the Company's condensed consolidated balance sheets plus outstanding loans receivable originated and owned by third parties that the Company guarantees pursuant to CSO programs in which the Company participates.
The Company believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the combined loan portfolio on an aggregate basis. The Company also believes that the comparison of the combined amounts from period to period is more meaningful than comparing only the amounts reflected on the Company's condensed consolidated balance sheets since both revenues and cost of sales as reflected in the Company's condensed consolidated financial statements are impacted by the aggregate amount of loans the Company owns and those CSO loans the Company guarantees.
The Company's use of total combined loans and fees receivable has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

•	Rise CSO loans are originated and owned by a third-party lender; and

•	Rise CSO loans are funded by a third-party lender and are not part of the VPC Facility.
As of each of the period ends indicated, the following table presents a reconciliation of:

•	Loans receivable, net, Company owned (which reconciles to the Company's condensed consolidated balance sheets included elsewhere in this press release);

•	Loans receivable, net, guaranteed by the Company;

•	Combined loans receivable (which the Company uses as a non-GAAP measure); and

•	Combined loan loss reserve (which the Company uses as a non-GAAP measure).

	2019				2020
(Dollars in thousands)	March 31	June 30	September 30	December 31	March 31	June 30
Company Owned Loans:
Loans receivable – principal, current, company owned	$451,298	$484,131	$507,551	$530,463	$486,396	$387,939
Loans receivable – principal, past due, company owned	45,757	47,846	59,240	58,489	53,923	18,917
Loans receivable – principal, total, company owned	497,055	531,977	566,791	588,952	540,319	406,856
Loans receivable – finance charges, company owned	27,520	27,472	31,698	33,033	31,621	25,606
Loans receivable – company owned	524,575	559,449	598,489	621,985	571,940	432,462
Allowance for loan losses on loans receivable, company owned	(64,450)	(65,889)	(80,537)	(79,912)	(76,188)	(59,438)
Loans receivable, net, company owned	$460,125	$493,560	$517,952	$542,073	$495,752	$373,024
Third Party Loans Guaranteed by the Company:
Loans receivable – principal, current, guaranteed by company	$27,941	$21,099	$18,633	$17,474	$12,606	$6,755
Loans receivable – principal, past due, guaranteed by company	696	596	697	723	564	117
Loans receivable – principal, total, guaranteed by company(1)	28,637	21,695	19,330	18,197	13,170	6,872
Loans receivable – finance charges, guaranteed by company(2)	2,164	1,676	1,553	1,395	1,150	550
Loans receivable – guaranteed by company	30,801	23,371	20,883	19,592	14,320	7,422
Liability for losses on loans receivable, guaranteed by company	(3,242)	(1,983)	(1,972)	(2,080)	(1,571)	(1,156)
Loans receivable, net, guaranteed by company(3)	$27,559	$21,388	$18,911	$17,512	$12,749	$6,266
Combined Loans Receivable(3):
Combined loans receivable – principal, current	$479,239	$505,230	$526,184	$547,937	$499,002	$394,694
Combined loans receivable – principal, past due	46,453	48,442	59,937	59,212	54,487	19,034
Combined loans receivable – principal	525,692	553,672	586,121	607,149	553,489	413,728
Combined loans receivable – finance charges	29,684	29,148	33,251	34,428	32,771	26,156
Combined loans receivable	$555,376	$582,820	$619,372	$641,577	$586,260	$439,884
Combined Loan Loss Reserve(3):
Allowance for loan losses on loans receivable, company owned	$(64,450)	$(65,889)	$(80,537)	$(79,912)	$(76,188)	$(59,438)
Liability for losses on loans receivable, guaranteed by company	(3,242)	(1,983)	(1,972)	(2,080)	(1,571)	(1,156)
Combined loan loss reserve	$(67,692)	$(67,872)	$(82,509)	$(81,992)	$(77,759)	$(60,594)
Combined loans receivable – principal, past due(3)	$46,453	$48,442	$59,937	$59,212	$54,487	$19,034
Combined loans receivable – principal(3)	525,692	553,672	586,121	607,149	553,489	413,728
Percentage past due	9%	9%	10%	10%	10%	5%
Combined loan loss reserve as a percentage of combined loans receivable(3)(4)	12%	12%	13%	13%	13%	14%
Allowance for loan losses as a percentage of loans receivable – company owned	12%	12%	13%	13%	13%	14%

(1)	Represents loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

(2)	Represents finance charges earned by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

(3)	Non-GAAP measure.

(4)	Combined loan loss reserve as a percentage of combined loans receivable is determined using period-end balances.